Exhibit 99.1

NephroGenex Appoints Marco Taglietti, M.D. to Board of Directors

RESEARCH TRIANGLE PARK, N.C., October 1, 2014 -- NephroGenex, Inc. (NASDAQ: NRX), a pharmaceutical company focused on the development of therapeutics to treat kidney disease, today announced the appointment of Marco Taglietti, M.D., to its Board of Directors. Dr. Taglietti has more than 20 years of experience in senior leadership positions in pharmaceutical research and development, most recently at Forest Laboratories, Inc.

“Dr. Taglietti has an impressive track record of leading global R&D operations, and has overseen the development and worldwide approvals of dozens of important therapeutic products,” said NephroGenex Chief Executive Officer Pierre Legault. “We are extremely pleased to have Dr. Taglietti join our board, and look forward to the critical perspective he can bring to the clinical development of Pyridorin, our Phase 3 compound to treat diabetic kidney disease.”

Prior to its recent acquisition, Dr. Taglietti served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories, Inc. He also served as President, Chief Medical Officer of the Forest Research Institute. Prior to joining Forest Labs in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel after 12 years at Schering-Plough Corporation where he last held the position of Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. Over the course of his career, he has brought to market 35 different products in the U.S. and internationally. He received his medical degree and board certifications from the University of Pavia in Italy.

Dr. Taglietti joins Nephrogenex’s Board of Directors as an independent director, serving on the Audit and Compensation Committees.

About NephroGenex, Inc.
NephroGenex (NASDAQ: NRX) is a clinical-stage pharmaceutical company focused on developing therapeutics to treat kidney diseases caused by pathogenic oxidative chemistries. Since our inception, we have collaborated with the leading scientific experts in pathogenic oxidative chemistries to build a strong portfolio of intellectual property and novel acting drug candidates. Our clinical program has been done in collaboration with world leading clinical investigators in kidney disease. Our product pipeline includes an oral formulation of PYRIDORIN® (pyridoxamine dihydrochloride), which is being developed as a chronic, therapeutic agent to slow the progression of diabetic nephropathy, as well as an intravenous formulation of Pyridorin to treat specific types of acute kidney injury.

Cautionary Note on Forward-Looking Statements
This press release contains certain statements that are, or may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes

Exhibit 99.1

in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under "Part I-Item 1A-Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission ("SEC") on March 31, 2014, as well as in other filings that we may make with the SEC in the future. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we do not undertake and specifically disclaim any obligation to update any forward-looking statements.

CONTACTS:

Investors	Media
Michael Levitan	Susan Duffy
The Trout Group	BMC Communications
646-378-2920	646-513-3119
mlevitan@troutgroup.com	sduffy@bmccommunications.com

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